Exhibit 10.14

Certain information marked as “xxx” has been excluded from the Agreement because it is both not material and is the type that the registrant treats as private or confidential

Technology Transfer Contract

Party A: Hainan Helpson Medical & Biotechnology Co., Ltd.

Party B: Liu Tao

Date of Contract: December 15, 2023

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Party A (Transferee): Hainan Helpson Medical & Biotechnology Co., Ltd.

Legal representative: Li Zhilin

Address: C09-2, Haikou Free Trade Zone

Party B (Transferor): Liu Tao

ID No.: XXX

Address: No. 9, Unit 3, Building 3, Labor People’s New Village, No.16, Shierqiao Road, Qingyang District, Chengdu City

In this contract, Party B owns a drug combination for the treatment of chronic obstructive pulmonary disease, has obtained a patent (the patent number is ZL201510062968.1). Party A shall acquire this invention patent, and Party B shall provide relevant technical services. Both parties have reached the following agreement on the transfer of the patent right of this technology through equal consultation, based on the true and full expression of their own wishes, and in accordance with relevant laws and regulations, which shall be strictly observed by both parties.

Article 1 Project related information

1.1 Details of The Patent

Patent No.:_ ZL201510062968.1

Patentee:_ Liu Tao

Inventor/Designer: Do not disclose name

Patent authorization date: September 18, 2018

Main classification number: A61K 36/8966 (2006.01)

Term of Validity of Patent: September 18, 2038

Article 2 Patent Status

2.1 Status of Party B’s implementation of the invention (time, place, method and scale): The invention has obtained an invention patent. Party B has solved the implementation of the core technology and completed the prototype development that meets the patent requirements.

2.2 The condition (time, place, method and scale) that Party B permits others to use the invention creation: None.

Article 3 Main Obligations of Party B

3.1 Party B guarantees that it will sign any necessary documents and take any necessary actions according to Party A’s requirements to ensure the realization of the transfer of invention patents.

3.2 Party B shall provide all technical data to the transferee within 30 days after the contract comes into effect.

3.3 Party B shall ensure that its patent application right does not infringe the legitimate rights and interests of any third party. If a third person accuses Party A of infringement, Party B shall be liable for breach of contract.

3.4 Party B or the third party designated by Party B shall provide Party A with technical services in Haikou, including but not limited to product research and development, writing of registration materials, registration application and other technical services.

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Article 4 Transfer fee, service fee and payment method

4.1 The transfer fee of the patent right is USD 1.65 million. Within 10 days from the date of signing this contract, Party A, through its parent company China Pharma Holdings, Inc., issues shares worth USD1.65 million to Party B at US$0.11 per share;

4.2 The service fee for the patent right is: within 10 years after the product is listed, Party A shall pay 15% of the net profit of the product sales to Party B in cash annually. If there is no profit, Party A shall not be required to pay Party B 15% of the net profit from the sale of the product.

Article 5 Confirmation by both parties

5.1 Party B shall be responsible for transferring all rights and obligations of its patent right and proprietary technology to Party A.

5.2 Party B has solved the implementation of core technology and completed the prototype manufacturing that meets the patent requirements.

5.3 Party B shall be responsible for completing all the declared technical documents and third party testing.

5.4 During the validity period of this contract, the new technical achievements made by Party A and Party B using the technical services provided by the other party shall be jointly owned by both parties.

5.5 During the validity period of this contract, Party A and Party B have the right to use the invention and creation involved in the patent application right delivered by the other party for subsequent improvement. The resulting new technical achievements with the characteristics of substantive or creative technological progress shall belong to each party and each party shall obtain benefits.

Article 6 Confidentiality

6.1 Party A and Party B shall abide by the following confidentiality obligations:

(1) Confidential content: all relevant information and data files of both parties during the transfer period and cooperation process;

(2) Scope of confidential personnel: relevant personnel directly or indirectly involved in the technology and information in this contract;

(3) Confidentiality period: 20 years;

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6.2 Party A’s Responsibility for Disclosure

If Party A divulges secrets, it has no right to recover the technology transfer fee paid to Party B and bear the actual loss of Party B.

6.3 Party B’s Responsibility for Disclosure

If Party B divulges secrets, Party A has the right to require Party B to bear the actual losses.

Article 7 Liability for breach of contract

7.1 If Party B fails to submit relevant materials according to the above time, place and requirements, it shall pay Party A penalty of 3/10000 every day.

7.2 If Party B violates Article 3 hereof, it shall pay Party A penalty of RMB1 million.

7.3 If Party A fails to perform its obligations in accordance with Article 4.2 of this Contract, it shall pay Party B penalty of 3/10000 per day.

Article 8 The change of this contract must be agreed by both parties through consultation and confirmed in writing. However, under any of the following circumstances, one party may request the other party to change its contractual rights and obligations, and the other party shall reply within 30 days; If no reply is given within the time limit, it shall be deemed that:

1. Major changes in national policies lead to major adjustments in project contents;

2. The research plan of this project is adjusted or changed;

3. Party B’s organization adjustment or project leader change;

4. Other force majeure.

Article 9 During the performance of this contract, Party A shall designate as the project contact person and contact information. Party B shall designate as the project contact person and contact information.

Article 10 Disputes arising from the performance of this Contract by both parties shall be settled through consultation and mediation. If negotiation or mediation fails, the case shall be submitted to Hainan International Arbitration Court for arbitration.

Article 11 For matters not covered in this contract, a supplementary agreement can be signed by both parties through consultation. The supplementary agreement has the same effect as this contract. In case of merger and acquisition, spin off, share transfer or restructuring of enterprises in the process of cooperation, the formed new company still has the obligation to perform this contract.

Article 11 This contract is made in quadruplicate, with each party holding two copies.

Article 12 This Contract shall come into force from the date of signing.

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Party A (seal): Hainan Helpson Medical & Biotechnology Co., Ltd.

Legal representative/authorized person (signature):	Zhilin Li

Date: December 15, 2023

Party B: Liu Tao

Legal representative/authorized person (signature):	/s/ Liu Tao

Date: December 15, 2023

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